CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-2654, 33-88686, 333-67559, 333-37356 and
333-50174) of Covenant Transport, Inc., of our report dated February 2, 2001, relating to the financial statements, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Knoxville, Tennessee
March 27, 2001